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                                                                    EXHIBIT 10.1

                              QUEST MEDICAL, INC.

                   AMENDED AND RESTATED STOCK OPTION PLAN

         Quest Medical, Inc., a Texas corporation (the "Corporation"), to provide an incentive for key employees, including key employees who are officers or directors, of the Corporation or of its subsidiary corporations, as that term is defined in Section 3 hereof (the "Subsidiaries") to remain in the employ of the Corporation or the Subsidiaries and to extend to such key employees the opportunity to acquire a proprietary interest in the Corporation so that they will apply their best efforts for the benefit of the Corporation, and to aid the Corporation in attracting able persons to enter its employ and that of the Subsidiaries continues the Quest Medical, Inc. Employees Stock Option Plan (the "Prior Plan") that it previously adopted effective November 5, 1979.

         Certain options granted under this Plan are intended to qualify as "incentive stock options" (including certain options granted under the Prior Plan and converted into incentive stock options) within the meaning of Section 422A of the Internal Revenue Code of 1986, as it may be amended (the "Code") ("Incentive Options"), while certain other options granted under this Plan will constitute nonqualified stock options.

SECTION 1.       STOCK AND MAXIMUM NUMBER OF SHARES SUBJECT TO THE PLAN

         1.01 DESCRIPTION OF STOCK AND MAXIMUM SHARES ALLOCATED. Subject to the adjustments provided for in Paragraph 5.07 hereof, the stock to which options granted hereunder give the holder thereof the right to purchase shall be shares of the Corporation's authorized common stock, $.05 par value (together with any other securities with respect to which options granted hereunder may become exercisable, hereinafter referred to as the "Stock"), and may be unissued or reacquired shares, as the Board of Directors of the Corporation (the "Board of Directors") may, in its sole and absolute discretion, from time to time determine. Subject to the adjustments provided for in Paragraph 5.07 hereof, the aggregate number of shares of Stock to be issued pursuant to the exercise of all options granted hereunder shall not exceed 1,000,000 shares.

         1.02 RESTORATION OF UNPURCHASED SHARES. If an option granted hereunder expires or terminates for any reason during the term of this Plan and prior to the exercise thereof in full, the shares of Stock subject to but not issued under such option shall again be available for options granted hereunder subsequent thereto.

SECTION 2.       ADMINISTRATION OF THE PLAN.

         2.01 STOCK OPTION COMMITTEE. The Plan shall be administered by a stock option committee (the "Committee"), the members of which shall be appointed by the Board of
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Directors. The Committee shall consist of not less than three (3) members of the Board of Directors.

         2.02 DURATION, REMOVAL, ETC. The Members of the Committee shall serve at the pleasure of the Board of Directors, which shall have the power, at any time and from time to time, to remove members from the Committee or to add members thereto. Vacancies on the Committee, however caused, shall be filled by action of the Board of Directors.

         2.03 MEETINGS AND ACTIONS OF ADMINISTRATION COMMITTEE. The Committee shall elect one of its members as its Chairman and shall hold its meeting at such times and places as it may determine. All decisions and determinations of the Committee shall be made by the majority vote or decision of all of its members, whether present at a meeting or not; provided, however, that any decision or determination reduced to writing and signed by all of the members of the Committee shall be as fully effective as if it had been made at a meeting duly called and held. The Committee may make such rules and regulations for the conduct of its business that are not inconsistent with the provisions hereof as it may deem advisable.

         2.04 COMMITTEE'S POWER. The Committee is authorized (but only to the extent not contrary to the express provisions of the Plan) (a) to adopt, amend and rescind rules and regulations relating to the Plan; (b) to determine the terms and provisions of the respective option agreements (which need to be identical), including provisions defining or otherwise relating to (i) the term and the period or periods and extent of exercisability of the options, (ii) the extent to which the transferability of shares issued upon exercise of options is restricted, (iii) the effect of termination of employment, and (iv) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service); (c) to construe the respective option agreements and the Plan; and (d) to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency. The determinations of the Committee on the matters referred to in this Paragraph 2.04 shall be final and conclusive.

SECTION 3.       ELIGIBILITY PARTICIPATION.

         3.01 ELIGIBLE EMPLOYEES. Options may be granted hereunder only to persons who, at the time of the grant thereof, are key employees (which term, as used herein, shall be deemed to include officers and directors who are employees of the Corporation and the Subsidiaries) of the Corporation or of any of the Subsidiaries (as used herein, Subsidiary shall mean any corporation in an unbroken chain of corporations beginning with the Corporation in which each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock of one of the other corporations in such chain at the date of grant of an option (such key executives, directors and key employees are hereinafter referred to as "Eligible Employees"); provided, however, that no Eligible Employee who is also a director of the Corporation shall be eligible to receive an option hereunder if, immediately after such option is granted, options then





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held by such person and all options previously granted to such person (whether theretofore exercised or not) under the Plan would cover, in the aggregate, more than that number of shares of Stock which would equal 3% of the Corporation's then total outstanding shares of Stock. Notwithstanding any provision contained herein to the contrary, a person shall not be eligible to receive an Incentive Option hereunder if he, immediately after such option is granted, would own (within the meaning of Sections 422A and 425 of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of his employer corporation or of its parent or one of its subsidiary corporations unless, at the time such Incentive Option is granted, the exercise price per share of Stock is at least one hundred and ten percent (110%) of the fair market value of each share of Stock to which the Incentive Option relates and the Incentive Option is not exercisable after the expiration of five (5) years from the date it is granted.

         3.02 NO RIGHT TO OPTION. The adoption of the plan shall not be deemed to give any person a right to be granted an option hereunder.

SECTION 4.       GRANT OF OPTIONS.

                 Subject to the express provisions hereof, the Committee shall determine which Eligible Employees shall be granted options hereunder from time to time and the number of shares subject to such options and shall authorize the granting of options in accordance with such determinations. Each option granted hereunder shall be evidenced by an agreement (the "Agreement"), executed by the Corporation and the Eligible Employee to whom the option is granted (the "Holder"), incorporating such terms as the Committee shall deem necessary or desirable. More than one option may be granted hereunder to the same person and be outstanding concurrently hereunder. In the event an Eligible Employee is granted both one or more Incentive Options and one or more non-qualified stock options, such grants shall be evidenced by separate option agreements, one for the Incentive Option grant and one for the nonqualified option grant.

SECTION 5.       TERMS AND CONDITIONS OF OPTIONS.

                 All options granted hereunder shall comply with, be deemed to include, and shall be subject to the following terms and conditions.

         5.01 NUMBER OF SHARES. Each Agreement shall state the number of shares of Stock to which it relates.

         5.02 EXERCISE PRICE. Each Agreement shall state the exercise price per share of the shares of Stock to which it relates. The exercise price per share of stock subject to an option shall not be less than the greater of (a) the par value per share of said Stock or (b) 100% of the fair market value per share of said Stock on the date of the grant of the option or, in the case of certain 10% shareholders, the amount specified in Paragraph 3.01, whichever is applicable. The fair market value per share shall be determined by the Committee in a manner that is consistent with all applicable requirements of the Code, regulations issued thereunder, and administrative interpretations thereof issued by the Internal Revenue Service.





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         5.03    MEDIUM, TIME OF PAYMENT, AND METHOD OF EXERCISE. The exercise price shall be payable upon the exercise of the option in cash, by certified or cashier's check, or, with the consent of the Committee, with shares of stock of the Corporation owned by the Holder immediately prior to such exercise. Exercise of an option shall not be effective until the Corporation has received written notice of exercise, specifying the number of whole shares to be purchased, accompanied by payment in full of the aggregate option price of the number of shares purchased. The Corporation shall not in any case be required to issue and sell a fractional share.

         5.04 TERM, TIME OF EXERCISE, AND TRANSFERABILITY OF OPTIONS. In addition to such other terms and conditions as may be included in a particular Agreement granting an option, an option shall be exercisable during a Holder's lifetime only by him or by his guardian or legal representative, and an option shall not be transferable other than by will or the laws of descent and distribution.

         (a) TERMINATION OF EMPLOYMENT. In the event that a Holder shall cease to be in the employ of the Corporation or the Subsidiaries for any reason other than death (and shall not thereupon become an employee of the Subsidiaries or the Corporation), the unexercised portion of the option granted to such Holder shall terminate on the date that is three (3) months from the date of such Holder's termination of employment; provided, however, that (i) in the event the employment of the Holder is terminated for dishonesty or other acts detrimental to the interests of the Corporation or the Subsidiaries, or for any breach by Holder of any employment contract with the Corporation or one of the Subsidiaries, or (ii) if after Holder's employment is terminated, Holder commits acts that are determined to be detrimental to the interests of the Corporation or the Subsidiaries, then the options granted to such Holder hereunder shall be null and void after such determination is made.

         (b) DEATH. In the event a Holder dies while in the employ of the Corporation or a Subsidiary, any option granted to him hereunder shall be exercisable within the twelve (12) month period commencing on the date following the date of his death or within the time permitted for the exercise of the option set forth in the immediately following paragraph, whichever date first occurs, and then only (i) by the person or persons (hereinafter sometimes referred to as "Successors") to whom the Holder's rights under the option shall pass by the Holder's will or the laws of descent and distribution, and (ii) if and to the extent that the Holder was entitled to exercise the option on the date of his death. Such option, to the extent not exercised within the above period after the date of the Holder's death, shall, upon the expiration of the period, terminate.

         No Incentive Option granted hereunder shall be exercisable after the termination of ten (10) years from the date it is granted (or, in the case of certain 10% shareholders, the period specified in Paragraph 3.01). No nonqualified stock option granted hereunder shall be exercisable after the expiration of ten (10) years and one (1) day from the date it is granted. Except as otherwise provided in the Plan, the Committee shall have authority to prescribe in any Agreement (i) the term of the option and (ii) that the option evidenced thereby may be exercised in full or in part as to any number of shares subject thereto at any time or from time to time





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during the term of the option, or in such installments at such times during said term as the Committee may prescribe. Except as provided above and unless otherwise provided in any Agreement, an option may be exercised at any time or from time to time during the term of the option as to any or all full (but not fractional) shares which have become purchasable under the option.

         Within a reasonable time after such notice is received, the Corporation shall issue and deliver a certificate representing the shares so purchased. In the event that a Holder exercises both an Incentive Option or portion thereof, separate stock certificates shall be issued, one for the stock subject to the Incentive Option and one for the stock subject to the nonqualified stock option.

         Nothing herein or in any option granted hereunder shall require the Corporation to issue any shares upon exercise of any option if such issuance would, in the opinion of counsel for the Corporation, constitute a violation of the Securities Act of 1933, as amended, or any similar or superseding statute or statutes, or any other applicable state or federal statute or regulation, as then in effect. At the time of any exercise of an option, the Corporation may, as a condition precedent to the exercise of such option, require from the Holder of the option (or in the event of his death, his legal representatives, legatees or distributees), such written representation, if any, concerning his intentions with regard to the retention or disposition of the shares being acquired by exercise of such option and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Corporation, may be necessary to ensure that any disposition by such Holder (or in the event of his death, his legal representatives, legatees or distributees), will not involve a violation of the Securities Act of 1933, as amended, or any similar or superseding statute or statutes, or any other applicable state or federal statute or regulation, as then in effect. Certificates for shares of Stock, when issued, may have the following legend, or statements of other applicable restrictions, endorsed thereon, and may not be immediately transferable:

         "The shares of Stock evidenced by this certificate have been issued to the registered owner in reliance upon written representations that these shares have been purchased for investment. These shares may not be sold, transferred, or assigned unless, in the opinion of the Corporation and its legal counsel, such sale, transfer, or assignment will not be in violation of the Securities Act of 1933, as amended, applicable rules and regulations of the Securities and Exchange Commission, and any applicable state securities laws."

         5.05 LIMITATION ON AGGREGATE VALUE OF SHARES SUBJECT TO OPTION. With respect to Incentive Options granted prior to January 1, 1987, the aggregate fair market value (determined as of the time such an Incentive Option was granted) of the Stock for which an Eligible Employee may be granted Incentive Options in any calendar year (under all plans described in Section 422A(b) of the Code of such person's employer corporation and its parent and subsidiary corporations, as defined in Section 425 of the Code) shall not exceed $100,000 plus any "unused limit carryover" to such year. For Incentive Options granted after December 31, 1986, the aggregate fair market value (determined at the time such an Incentive Stock Option





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is granted) of the Stock with respect to which Incentive Options are exercisable for the first time by the Eligible Employee during any calendar year (under all plans described in Section 422A(b) of the Code of such person's employer corporation and its parent and subsidiary corporations, as defined in
Section 425 of the Code) shall not exceed $100,000.

         5.06    ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

                 (a) The existence of this Plan and the stock options granted hereunder shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

                 (b) If the outstanding shares of the Stock of the Corporation are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities of the Corporation through reorganization, recapitalization, reclassification, stock split-up or other similar event, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which stock options may be granted. A corresponding adjustment changing the number or kind of shares allocated to unexercised stock options or portions thereof, which shall have been granted prior to any such change shall likewise be made. Any such adjustment, however, in the outstanding stock options shall be made without change in the total price applicable to the unexercised portion of the option but with a corresponding adjustment in the price for each share covered by the option.

                 (c) If the Corporation is merged or consolidated with another corporation and is not the surviving entity or is dissolved or liquidated while unexercised stock options remain outstanding under the Plan, the Corporation must either (i) substitute for the shares subject to the unexercised portions of such outstanding stock options an appropriate number of shares of each class of stock or other securities of the merged or consolidated corporation which were distributed to the shareholders of the Corporation in respect of such shares, except that all such substituted stock options shall be immediately exercisable in full without regard to determinations of periods or installments of exercisability made pursuant to Paragraph 5.11, or (ii) cancel all such stock options as of the effective date of any merger, consolidation, dissolution or liquidation of the Corporation by giving notice to each holder thereof or his personal representatives of its intention to do so and by permitting the exercise of all such outstanding stock options, without regard to determinations of periods or installments of exercisability made pursuant to Paragraph 5.11 during the thirty (30) day period next preceding such effective date.





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                 (d)      Notwithstanding the foregoing, the issue by the
         Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to stock options granted under the Plan.

         5.07 RIGHTS AS A SHAREHOLDER. A Holder shall have no right as a shareholder with respect to any shares covered by his option until a certificate representing such shares is issued to him. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash or in other property) or distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Paragraph 5.06 hereof.

         5.08 MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. Subject to the terms and conditions of and within the limitations of the Plan, the Committee may modify, extend or renew outstanding options granted under the Plan, or accept the surrender of options outstanding hereunder (to the extent not theretofore exercised) and authorize the granting of new options hereunder in substitution therefor. Notwithstanding the foregoing, however, no modification of an option granted hereunder shall, without the consent of the Holder, alter or impair any rights or obligations under any option theretofore granted hereunder to such Holder under the plan. In addition, no changes may be made to an Incentive Option if such changes would constitute a modification (within the meaning of Code Section 425(h)(3)) of the Incentive Option, unless the Holder first consents to such changes.

         5.09 FURNISH INFORMATION. Each Holder shall furnish to the Corporation all information requested by the Corporation to enable it to comply with any reporting or other requirement imposed upon the Corporation by or under any applicable statute or regulation.

         5.10 OBLIGATION TO EXERCISE: TERMINATION OF EMPLOYMENT. The granting of an option hereunder shall impose no obligation upon the holder to exercise the same or any part thereof. In the event of a Holder's termination of employment with the Corporation and its subsidiaries, the unexercised portion of an option granted hereunder shall terminate in accordance with Paragraph 5.04 hereof.

         5.11 OTHER PROVISIONS. The Agreements authorized under the Plan shall contain such other provisions (including, without limitation, restrictions or the removal of restrictions upon the exercise of the option and the transfer of shares thereby acquired) as the Committee shall deem advisable. Each such Agreement relating to Incentive Options shall contain such limitations and restrictions upon the exercise of the option to which it relates as shall be necessary for the Incentive Option to which such Agreement relates to constitute an incentive stock option as defined in Section 422A of the Code.

SECTION 6.       TERM OF PLAN.





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         No Incentive Options may be granted hereunder after November 4, 1989.

SECTION 7.       AMENDMENT OF PLAN.

         The Board of Directors may, insofar as permitted by law, with respect to any shares at the time not subject to options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that, without the approval of the holders of a majority of the outstanding shares of voting stock of all classes of the Corporation, no such revision or amendment shall (a) change the number of shares subject to the Plan, (b) change the designation of the class of employees eligible to receive options, (c) decrease the price at which Incentive Options may be granted, (d) remove the administration of the Plan from the Committee, or (e) result in options granted hereunder that satisfied the requirements of Section 422A of the Code no longer satisfying such requirements. Furthermore, the Plan shall not, without such approval of the shareholders, be amended in any manner that will cause Incentive Options issued under it to fail to satisfy the requirements applicable to incentive stock options as defined in Section 422A of the Code.

SECTION 8.       GENERAL.

         8.01 APPLICATION OF FUNDS. The proceeds received by the Corporation from the sale of shares pursuant to options shall be used for general corporate purposes.

         8.02 RIGHT OF THE CORPORATION AND SUBSIDIARIES TO TERMINATE EMPLOYMENT. Nothing contained in the Plan, or in any Agreement, shall confer upon any Holder the right to continue in the employ of the Corporation or any Subsidiary, or interfere in any way with the rights of the Corporation or any Subsidiary to terminate his employment any time.

         8.03 NO LIABILITY FOR GOOD FAITH DETERMINATIONS. Neither the members of the Board of Directors nor any member of the Committee shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any option under it.

         8.04 INFORMATION CONFIDENTIAL. As partial consideration for the granting of each option hereunder, the Holder shall agree with the Corporation that he will keep confidential all information and knowledge which he has relating to the manner AND amount of his participation in the Plan; provided, however, that such information may be given in confidence to the Holder's spouse or to a financial institution to the extent that such information is necessary in order to secure a loan. In the event any breach of this promise comes to the attention of the Committee, it shall take into consideration such breach, in determining whether to recommend the grant of any future option or options to such Holder, as a factor militating against the advisability of granting any such future option or options to such employee.

         8.05 OTHER BENEFITS. Participation in the Plan shall not preclude the Holder from eligibility in any other stock option plan of the Corporation or any Subsidiary or any old age benefit, insurance pension, profit sharing retirement, bonus or other extra compensation plans





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which the Corporation or any Subsidiary has adopted, or may, at any time, adopt for the benefit of its employees.

         8.06 EXECUTION OF RECEIPTS AND RELEASES. Any payment or any issuance or transfer of shares of Stock to the Holder, or to his legal representative, heir, legatee, or distributee in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Committee may require any Holder, legal representative, heir, legatee, or distributee, as a condition precedent to such payment, to execute a release and receipt therefor in such form as it shall determine.

         8.07 NO GUARANTEE OF INTERESTS. Neither the Committee nor the Corporation guarantees the Stock of the Corporation from loss or depreciation.

         8.08 PAYMENT OF EXPENSES. All expenses incident to the administration, termination, or protection of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Corporation or the Subsidiaries.

         8.09 CORPORATION RECORDS. Records of the Corporation or the Subsidiaries regarding the Holder's period of employment, termination of employment and the reason therefor, leaves of absence, re-employment, and other matters shall be conclusive for all purposes hereunder, unless determined to be incorrect.

         8.10 INFORMATION. The Corporation and the Subsidiaries shall, upon request or as may be specifically required hereunder, furnish or cause to be furnished, all of the information or documentation which is necessary or required by the Committee to perform its duties and functions under the Plan.

         8.11 NO LIABILITY OF CORPORATION. The Corporation assumes no obligation or responsibility to the Holder or his personal representative, heirs, legatees, or distributees for any act of, or failure to act on the part of, the Committee.

         8.12 CORPORATION ACTION. Any action required of the Corporation shall be by the resolution of its Board or by a person authorized to act by Board resolution.

         8.13 SEVERABILITY. In the event any provision of this Plan shall be held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.

         8.14 NOTICES. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written





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notice delivered in accordance herewith. The Corporation or a Holder may change, at any time and from time to time, by written notice to the other, the address which it or he had theretofore specified for receiving notices. Until changed in accordance herewith, the Corporation and each Holder shall specify as its and his address for receiving notices the address set forth in the option agreement pertaining to the shares to which such notice relates.

         8.15 WAIVER OF NOTICE. Any person entitled to notice hereunder may waive such notice.

         8.16 SUCCESSORS. The Plan shall be binding upon the Holder, his heirs, legatees, and legal representatives, upon the Corporation, its successors and assigns, and upon the Committee, and its successors.

         8.17 HEADINGS. The titles and headings of Sections and Paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

         8.18 GOVERNING LAW. All questions arising with respect to the provisions of the Plan shall be determined by application of the laws of the State of Texas except to the extent Texas law is preempted by federal statute. The obligation of the Corporation to sell and deliver stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale or delivery of such stock.

SECTION 9.       APPROVAL OF SHAREHOLDERS.

         This amended and restated Plan shall be effective as of June 18, 1992 (the date of approval by the holders of a majority of the shares of Stock entitled to vote at a duly held Shareholder's meeting).





Amended through June 18, 1992.





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                      AMENDMENT TO THE QUEST MEDICAL, INC.
                  AMENDED AND RESTATED 1979 STOCK OPTION PLAN


         This Amendment (this "Amendment") to the Quest Medical, Inc. Amended and Restated 1979 Stock Option Plan (the "Plan") is made as of September 25, 1995.

         WHEREAS, the Board of Directors of the Company believes that this Amendment is in the best interest of the Company and has authorized and duly adopted this Amendment in accordance with the Plan.

         NOW, THEREFORE, the Plan is hereby amended as follows:

1.       ADMINISTRATION OF THE PLAN.

         Section 2 of the Plan is hereby amended to read in its entirety as follows:

         "SECTION 2.      ADMINISTRATION OF THE PLAN.

                 STOCK OPTION COMMITTEE. Notwithstanding anything to the contrary herein, to the extent necessary to comply with the requirements of Rule 16b-3, the Plan shall be administered by the Board, if each member is a Disinterested Director, or by a committee of two or more Disinterested Directors appointed by the Board (the group responsible for administering the Plan is referred to herein as the "Committee"). For purpose of this Agreement, the term "Disinterested Director" shall mean a director of the Corporation who is not, during the one year prior to service as a member of the Committee, or during such service, granted or awarded an Option pursuant to the Plan or any other plan of the Corporation or any of its affiliates (except as may be permitted by Rule 16b-3 promulgated under the Securities Exchange Act of 1934). Options may be granted under Sections 4 and 5, respectively, only by majority agreement of the members of the Committee. Subject to the limitations and qualifications set forth in this Plan, the Committee shall also determine the number of Options to be granted, the number of shares subject to each Option grant, the exercise price or prices of each Option, the vesting and exercise period of each Option, whether an Option may be exercised as to less than all of the Common Stock subject thereto, and such other terms and conditions of each Option, if any, as are consistent with the provisions of this Plan. Except with respect to Paragraph 2.02 of this Plan, the Committee shall have complete authority to construe, interpret and administer the provisions of this Plan and the provisions of the Option agreements entered into hereunder; to prescribe, amend and rescind rules and regulations pertaining to this Plan; to suspend or discontinue this Plan; and to make all other determinations necessary or deemed advisable in the administration of the Plan. The determinations, interpretations and constructions made by the Committee shall be final and conclusive. No member of the Committee shall be liable for any action





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         taken, or failed to be taken, made in good faith relating to the Plan or any award thereunder, and the members of the Committee shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the fullest extent permitted by law. "

2.       CONTINUED EFFECT.

         Except as specifically provided by this Amendment, the Plan shall remain in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, the undersigned, as a duly authorized representative of Quest Medical, Inc., has executed this Amendment to be effective as of the date first set forth above.

                                        QUEST MEDICAL, INC.



                                        /s/ F. Robert Merrill III
                                        ------------------------------
                                        F. Robert Merrill III
                                        Secretary





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